Exhibit 99.1

Dear ,

As the Arcimoto team has moved through the final phases of testing and pre-production, and as I’ve been on the road sharing our story, I've had a chance to reflect on our quest to build a true sustainable transportation solution for the world. We started in 2007 with a seemingly simple goal: to rightsize the footprint of everyday mobility by building a vehicle platform tuned to the needs of common trips. Over more than a decade, we iterated through eight distinct product concepts, then went public on Nasdaq, built out a factory, and refined a fundamentally new ride for the market. This missive outlines the specifics of where we stand on the push to production, our plans post launch, and our big picture goals for the coming years.

Engineering and Testing
In our mid-May quarterly call, I outlined the four hurdles we needed to overcome in order to bring the retail edition Fun Utility Vehicle to market: electromagnetics emission and immunity testing, due care regarding chassis, frame and seat belt systems performance, lighting systems validation, and brake systems compliance verification. Here’s where we stand on each of these fronts:

Electronics– The FUV’s electrical system passed its second EMC test in mid-May, after our electrical engineering team successfully surmounted issues with sourced system components.

Structure– Likewise, the quality, compliance, mechanical and production teams worked in overdrive throughout the quarter, first by improving the front and upper frame assemblies in order to pass May’s sled test. Based on the learnings from that test, they then made meaningful upgrades to the ergonomics and performance of the frame, seats and seat belt mounts. These changes have resulted in significantly more room for the FUV’s rear occupant, as well as simpler and more robust seat and belt mounting systems.

After completing in-house structure tests, we built two candidate test chassis for external structure verification. These left the AMP Saturday, bound for the Midwest, where they will go on the sled at the end of the week.

Lighting– External lab testing in May revealed that some of the lighting devices we originally sourced did not meet our performance requirements. The materials team worked double time, and identified alternate suppliers and parts for all of the problematic devices, several of which have been verified with our testing partners. We are slated to begin lab verification of the remaining components starting July 8th. We can see the lights at the end of the tunnel. So to speak.

Brakes– Although extreme weather in the midwest this season delayed our brake tests, we got on the schedule for mid-June, and began testing proper June 20th. We anticipate at least another week and a half of continued testing before we can check this box.

Production and Delivery
The assembly line is up and running as a “merry-go-round,” and the team has optimized the production process to a ‘burst’ build rate of three FUVs per day. Once testing is complete, we plan to kick off production at a one-per-day rate, and accelerate to five-per-day over the first two months of delivery. If you reserved an Evergreen FUV, we’ll notify you with a firm window for sale and delivery as soon as we start vehicle production.

Marketing on the 101
Once we achieve production, we’ll begin taking orders for the remaining FUVs we aim to produce in 2019. For the next several months, we’ll prioritize orders to the West Coast, given the proximity to our Eugene, OR HQ and the logistics of delivery and ongoing vehicle care.

That said, we hear, loud and clear, the pleas for FUVs nationwide. Please bear with us. If you’ve placed a preorder, we’ll honor your place in line relative to your geographic peers as we open each new market region.

And of course, when the first retail FUV rolls off the line, we’ll officially kick off our “Summer of FUV” tour. More details soon!

Arcimoto Worldwide
During our push to production, I was invited by Singularity University to present at its Exponential Manufacturing Summit in Thailand, where I was honored to join thought leaders from around the world to discuss how to make the planet a better place for us all. This conference kicked off a multi-week trek by yours truly and Arcimoto’s intrepid Vice President, Jesse Fittipaldi, throughout Southeast Asia.

In my talk, and in the discussions that followed, we had the chance to share the trials and travails of this unlikely journey, as well as lay out our road ahead in broad strokes. We believe that the Arcimoto platform represents a viable solution to a global problem, and we believe, fundamentally, that this solution presents a shared participatory opportunity for a global team to join in. I was heartened that our twin mantras of global cooperation and local production have resonated deeply everywhere we've been. The pending launch of production provides us, for the first time, with a "shovel-ready" template for the global growth of the venture.

Over these last several weeks
As the Arcimoto team has charged the midnight electrons to overcome every roadblock before them, I have been humbled and honored to help tell our shared story. It is because of the dedication and grit of this phenomenal team, committed to a common purpose, and our stakeholders, who have supported us each step of the way, that our pursuit of this mission is possible.

Thank you for joining us.

Sincerely,
Mark Frohnmayer
Founder and President
Arcimoto

Forward-Looking Statements:
Except for historical information, all of the statements, expectations, and assumptions contained in this newsletter are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions and include, without limitation, our expectations as to production and delivery of the Evergreen, the Rapid Responder, and the Deliverator, the establishment of our service and delivery network, our expected rate of production and our expected establishment of rental outlets. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to effectively execute on our business plan and growth strategy; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; the outcome of the Rapid Responder pilot program; the acceptance of the Deliverator; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our dependence on suppliers; the number of reservations and cancellations for our vehicles and the ability to deliver on those reservations; our reliance on key personnel; our ability to manage the distribution channels for our products, including our ability to successfully implement our direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; changes in consumer demand for, and acceptance of, our products; changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; and changes in laws or regulations governing our business and operations. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.